                                                                   Exhibit 10.14

                   AIA DOCUMENT A121/CMc AND AGC DOCUMENT 565

                       STANDARD FORM OF AGREEMENT BETWEEN
                         OWNER AND CONSTRUCTION MANAGER

                     where the Construction Manager is also
                                 THE CONTRACTOR

                                  1991 EDITION

The 1997 Edition of AIA Document 201, General Conditions of the Contract for Construction, is referred to herein.

AGREEMENT

made as of the 18th day of June in the year of 2004

BETWEEN the Owner:              Apollo Development Corporation
                                4615 E. Elwood Street
                                Phoenix, AZ 85040

and the Construction Manager:   Sundt Construction, Inc.
                                1501 W. Fountainhead Pkwy, Ste. 600
                                Tempe, AZ 85282

The Project is: UNIVERSITY OF PHOENIX ONLINE CAMPUS AT RIVERPOINT

The Architect is: CARPENTER SELLERS ASSOCIATES/SMITHGROUP JOINTLY

The Owner and Construction Manager agree as set forth below.

                                    ARTICLE 1

                               GENERAL PROVISIONS

1.1  RELATIONSHIP OF PARTIES

The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager's reasonable skill and judgment and to cooperate with the Architect in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and use the Construction Manager's best efforts to perform the Project in an expeditious and economical manner consistent with interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager and other persons or entities employed by the Owner for the Project.

1.2  GENERAL CONDITIONS

For the Construction Phase, the General Conditions of the Contract shall be the 1997 Edition of AIA Document A201, General Conditions of the Contract for Construction, which is incorporated herein by reference. For the Preconstruction Phase, or in the event that the Preconstruction and Construction Phases proceed concurrently, AIA Document A201 shall apply to the Preconstruction Phase only as specifically provided in this Agreement. The term "Contractor" as used in AIA Document A201 shall mean the Construction Manager.

                                    ARTICLE 2

                     CONSTRUCTION MANAGER'S RESPONSIBILITIES

The Construction Manager shall perform the services described in this Article. The services to be provided under Paragraphs 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Construction Manager agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases shall proceed concurrently.

2.1  PRECONSTRUCTION PHASE

2.1.1 PRELIMINARY EVALUATION

The Construction Manager shall provide a preliminary evaluation of the Owner's program and Project budget requirements, each in terms of the other.

2.1.2 CONSULTATION

The Construction Manager with the Architect shall jointly schedule and attend regular meetings with the Owner and Architect. The Construction Manager shall consult with the Owner and Architect regarding site use and improvements, and the selection of materials, building systems and equipment. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages, time requirements for procurement, installation and construction completion; and factors related to construction cost including estimates of alternative designs or materials, preliminary budgets and possible economies.

2.1.3 PRELIMINARY PROJECT SCHEDULE

When Project requirements described in Subparagraph 3.1.1 have been sufficiently identified, the Construction Manager shall prepare, and periodically update, a preliminary Project schedule for the Architect's review and the Owner's approval. The Construction Manager shall obtain the Architect's approval of the portion of the preliminary Project schedule relating to the performance of the Architect's services. The Construction Manager shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner, Architect and Construction Manager. As design proceeds, the preliminary Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of a Guaranteed Maximum Price proposal, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead time procurement, Owner's occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion. If preliminary Project schedule update indicate the previously approved schedules may not be met, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

2.1.4 PHASED CONSTRUCTION

The Construction Manager shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.

2.1.5 PRELIMINARY COST ESTIMATES

2.1.5.1 When the Owner has sufficiently identified the Project requirements and the Architect has prepared other basic design criteria, the Construction Manager shall prepare for the review of the Architect and approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.

2.1.5.2 When Schematic Design Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare for the review of the Architect and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

2.1.5.3 When Design Development Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare a detailed estimate with supporting data for review by the Architect and approval by the Owner. During the preparation of the Construction Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

2.1.5.4 If any estimate submitted to the Owner exceeds previously approved estimates or the Owner's budget, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

2.1.6 SUBCONTRACTORS AND SUPPLIERS

The Construction Manager shall seek to develop subcontractor interest in the Project and shall furnish to the Owner and Architect for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. The Architect will promptly reply in writing to the Construction Manager if the Architect or Owner know of any objection to such subcontractor or supplier. The receipt of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner or Architect later to object to or reject any proposed subcontractor or supplier.

2.1.7 LONG-LEAD TIME ITEMS

The Construction Manager shall recommend to the Owner and Architect a schedule for procurement of long-lead time items which will constitute part of the Work as required to meet the Project schedule. If such long-lead time items are procured by the Owner, they shall be procured on terms and conditions acceptable to the Construction Manager. Upon the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal, all contracts for such items shall be assigned by the Owner to the Construction Manager, who shall accept responsibility for such items as if procured by the Construction Manager. The Construction Manager shall expedite the delivery of long-lead time items.

2.1.8 EXTENT OF RESPONSIBILITY

The Construction Manager does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval of the Owner and the Owner's professional consultants. It is not the Construction Manager's responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing.

2.1.9 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.

2.2  GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME

2.2.1 When the Drawings and Specifications are sufficiently complete, the Construction Manager shall propose a Guaranteed Maximum Price, which shall be the sum of the estimated Cost of the Work and the Construction Manager's Fee.

2.2.2 As the Drawings and Specifications may not be finished at the time the Guaranteed Maximum Price proposal is prepared, the Construction Manager shall provide in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

2.2.3 The estimated Cost of the Work shall include the Construction Manager's contingency, a sum established by the Construction Manager for the Construction Manager's exclusive use to cover costs arising under Subparagraph 2.2.2 and other costs which are properly reimbursable as Cost of the Work but not the basis for a Change Order as described in the following paragraph.

THE CONSTRUCTION MANAGER'S CONTINGENCY IS AVAILABLE TO THE CONSTRUCTION MANAGER TO COVER ITEMS NOT OTHERWISE RECOVERABLE BY CHANGE ORDER. ALL COST ASSOCIATED WITH THE REFINEMENT OF DESIGN DETAILS WITHIN THE SCOPE OF WORK AND WITHIN THE STANDARDS OF QUALITY AND QUANTITY ON WHICH THE GUARANTEED MAXIMUM PRICE IS BASED, COSTS DUE TO LABOR DISPUTES, COSTS DUE TO OVERRUNS IN THE PERFORMANCE OF WORK WITH CONSTRUCTION MANAGER'S OWN PERSONNEL, INCREASE IN BID OR NEGOTIATED SUBCONTRACTS OR PURCHASE ORDER AGREEMENTS, CORRECTIVE WORK, LABOR DISPUTES WITHIN MANUFACTURING OR TRANSPORTATION INDUSTRIES CAUSING DELAYS IN RECEIPT OF MATERIALS OR EQUIPMENT NOT THE FAULT OF THE CONSTRUCTION MANAGER, LOST TIME DUE TO ACTS BEYOND THE CONTROL OF THE CONSTRUCTION MANAGER AND FIXED JOBSITE COSTS

DUE TO THESE DELAYS ARE RECOVERABLE FROM THE CONSTRUCTION MANAGER'S CONTINGENCY. THE CONSTRUCTION MANAGER'S CONTINGENCY IS NOT AVAILABLE FOR OWNER INCREASES IN ALLOWANCES, CHANGES IN THE SCOPE OF WORK OR DESIGN CHANGES.

2.2.4 BASIS OF GUARANTEED MAXIMUM PRICE

The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include:

     .1 A list of Drawings and Specifications, including all addenda thereto and Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.

     .2   A list of allowances and a statement of their basis.

     .3 A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

     .4 The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the fee that comprise the Guaranteed Maximum Price.

     .5 The Date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the date of Substantial Completion is based.

2.2.5 The Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner or Architect discovers any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager, who shall make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis or both.

2.2.6 Unless the Owner accepts the Guaranteed Maximum Price proposal in writing on or before the date specified in the proposal for such acceptance and so notifies the Construction Manager, the Guaranteed Maximum Price proposal shall not be effective without written acceptance by the Construction Manager.

2.2.7 Prior to the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.

2.2.8 Upon acceptance by the Owner of the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price and its basis shall be set forth in Amendment No. 1. The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents and the date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

2.2.9 The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in Amendment No. 1. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Owner Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed upon assumptions and clarifications.

2.2.10 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.

2.3  CONSTRUCTION PHASE

2.3.1 GENERAL

2.3.1.1 The Construction Phase shall commence on the earlier of:

     (1) the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or

     (2)  the Owner's first authorization to the Construction Manager to:

               (a)  award a subcontract, or

               (b) undertake construction Work with the Construction Manager's own forces, or

               (c) issue a purchase order for materials or equipment required by the Work.

2.3.2 ADMINISTRATION

2.3.2.1 Those portions of the Work that the Construction Manager does not customarily perform with the Construction Manager's own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager. The Construction Manager shall obtain bids from Subcontractors and from suppliers for materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner and Architect. The Owner shall then determine, with the advice of the Construction Manager and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, if the Guaranteed Maximum Price has been established, the Owner may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager had reasonable objection.

2.3.2.2 If the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner and Architect (1) is recommended to Owner by the Construction Manager; (2) is qualified to perform that portion of the Work; (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exception, but the Owner requires that another bid be accepted, then the Construction Manager may require that a change in the Work be issued to adjust Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Subparagraphs 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without prior consent of the Owner.

2.3.2.4 The Construction Manager shall schedule and conduct meetings at which the Owner, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes.

2.3.2.5 Promptly after the Owner's acceptance of the Guaranteed Maximum Price proposal, the Construction Manager shall prepare a schedule in accordance with Paragraph 3.10 of AIA Document A201, including the Owner's occupancy requirements.

2.3.2.6 The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect.

2.3.2.7 The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.

2.4  PROFESSIONAL SERVICES

The Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering, unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Construction Manager has specifically agreed in writing to provide such services. In such event, the Construction Manager shall cause such services to be performed by appropriately licensed professionals and Construction Manager shall have no liability for any defects or deficiencies in the Contract Documents.

2.5 UNSAFE MATERIALS

In addition to the provisions of Paragraph 10.1 in AIA Document A201, if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered but not created on the site by the Construction Manager, the Construction Manager shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. The Owner, Construction Manager and Architect shall then proceed in the same manner described in Subparagraph 10.1.2 of AIA Document A201. The Owner shall be responsible for obtaining the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Construction Manager and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Construction Manager and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Construction Manager and Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Construction Manager or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Construction Manager and Architect have no reasonable objection.

                                    ARTICLE 3

                            OWNER'S RESPONSIBILITIES

3.1 INFORMATION AND SERVICES

3.1.1 The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner's objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

3.1.2 The Owner, upon written request from the Construction Manager, shall furnish evidence of Project financing prior to the start of the Construction Phase and from time to time thereafter as the Construction Manager may request. If the Contract Sum at any time is expected to exceed $5 million and the project is located in California, Owner shall at all times thereafter comply with California Civil Code Section 3110.5 without the Construction Manager first requesting such evidence of compliance. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work.

3.1.3 The Owner shall establish and update an overall budget for the Project, based on consultation with the Construction Manager and Architect, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.

3.1.4 STRUCTURAL AND ENVIRONMENTAL TEST, SURVEYS AND REPORTS

In the Preconstruction Phase, the Owner shall furnish the following with reasonable promptness and at the Owner's expense, and the Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Clauses 3.1.4.1 through 3.1.4.4. except to the extent that the Construction Manager knows of any inaccuracy.

3.1.4.1 Reports, surveys, drawings and tests concerning the conditions of the site which are required by law.

3.1.4.2 Surveys describing physical characteristics, legal limitations and utility location for the site of the Project and a written legal description of the site. The surveys and legal information shall include as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

3.1.4.3 The services of geotechnical engineers when such services are requested by the Construction Manager. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity test, including necessary operations for anticipating subsoil condition, with reports and appropriate professional recommendations.

3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

3.1.4.5 The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Construction Manager.

3.2  OWNER'S DESIGNATED REPRESENTATIVE

The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager. THE OWNER DESIGNATES RICK MASON OR WILLIAM B. SWIRTZ AS ITS AUTHORIZED REPRESENTATIVE.

3.3  ARCHITECT

The Owner shall retain the Architect to provide the Basic Services, including normal structural, mechanical and electrical engineering services, other than cost estimating services, described in the edition of AIA Document B141 current as of the date of this Agreement. The Owner shall authorize and cause the Architect to provide those additional services described in AIA Document B141 current as of the date of this Agreement. The Owner shall authorize and cause the Architect to provide those Additional Services described in AIA Document B141 requested by the Construction Manager which must necessarily be provided by the Architect for the Preconstruction and Construction Phases of the Work. Such services shall be provided in accordance with time schedules agreed to by the Owner, Architect and Construction Manager. Upon request of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner's Agreement with the Architect, from which compensation provisions may be deleted.

3.4  LEGAL REQUIREMENTS

The Owner shall determine and advise the Architect and Construction Manager of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are necessary to provide the information and devices required under Paragraph 3.1.

                                    ARTICLE 4

          COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:

4.1  COMPENSATION

4.1.1 For the services described in Paragraphs 2.1 and 2.2 the Construction Manager's compensation shall be calculated as follows:

(State basis of compensation, whether a stipulated sum, multiple of Personnel Expense, actual cost. etc. Include a statement of reimbursable cost items as applicable.)

COMPENSATION FOR PRECONSTRUCTION PHASE SERVICES SHALL CONSIST OF:

     - REIMBURSEMENT OF PERSONNEL EXPENSE AS DEFINED BY ARTICLE 6 NOT TO EXCEED $178,893.00

4.1.2 Compensation for Preconstruction Phase services shall be equitably adjusted if such services extend beyond a period of 9 consecutive months from the date of this Agreement or if the originally contemplated scope of services is significantly modified.

4.1.3 If compensation is based on a multiple of Personnel Expense, Personnel Expense is defined as the salaries of the Construction Manager's personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits as defined in paragraph 6.1.2.

4.2  PAYMENTS

4.2.1 Payments shall be made monthly following presentation of the Construction Manager's invoice and, where applicable, shall be in proportion to services performed.

4.2.2 Payments are due and payable FOURTEEN (14) days from the date the Construction Manager's invoice is received by the Owner. Amounts unpaid after the date on which payment is due shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon.) PRIME PLUS TWO PERCENT (2%).

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Construction Manager's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advise should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

                                    ARTICLE 5

                  COMPENSATION FOR CONSTRUCTION PHASE SERVICES

The Owner shall compensate the Construction Manager for Construction Phase services as follows:

5.1  COMPENSATION

5.1.1 For the Construction Manager's performance of the Work as described in paragraph 2.3, the Owner shall pay the construction Manager in current funds the Contract Sum consisting of the cost of the Work as defined in Article 7 and the Construction Manager's Fee determined as follows:

(State a lump sum, percentage of actual Cost of the Work or other provision for determining the Construction Manager's Fee, and explain how the Construction Manager's Fee is to be adjusted for changes in the Work.)

Compensation for Construction phase services shall consist of:

     - Fee of Two and One-Half percent ( 2.50 %) of the estimated Cost of the Work. The Construction Manager's Fee shall become a Fixed fee at the time of acceptance of the Guaranteed Maximum Price by the Owner.

Such fee shall be paid as follows:

          Fifteen percent (15%) shall be paid to the Contractor in the First Application For Payment and the remaining Eighty-five percent (85%) shall be paid in proportionate increments to the monthly Application For Payment submitted (see Article 7).

Compensation for changes in the Work shall consist of:

     - Fee Two and One-Half percent ( 2.50 %) of the increased cost of the changes in the Work.

Compensation for trade work performed by Construction Manager's personnel shall consist of:

     -    Fee of Twelve percent (12%) of the cost of the trade work.

5.2  GUARANTEED MAXIMUM PRICE

5.2.1 The sum of the Cost of the Work and the Construction Manager's Fee are guaranteed by the Construction Manager not to exceed the amount provided in Amendment No. 1, subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner.

(Insert specific provisions if the Construction Manager is to participate in any savings.)

Upon completion of the project, if the actual Cost of the Work, including fees paid in accordance with Articles 4 and 5, is less than the Guaranteed Maximum Price, as provided and adjusted by Change Orders, all savings shall be:

     -    Returned in full to the Owner, 100 percent (100%).

5.3  CHANGES IN THE WORK

5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of Amendment No. 1 may be determined by any of the methods listed in Subparagraph 7.3.3 of AIA Document A201.

5.3.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of AIA Document A201 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7,3.6 of AIA Document A201 shall have the meanings assigned to them in that document and shall not be modified by this Article 5. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

5.3.3 In calculating adjustments to the Contract, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201 shall mean the Cost of the Work as defined in Article 6 of this Agreement and the terms "and a reasonable allowance for overhead and profit" shall mean the Construction Manager's Fee as defined in Subparagraph 5.1.1 of this Agreement.

5.3.4 If no specific provision is made in Subparagraph 5.1.1 for adjustment of the Construction Manager's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate that application of the adjustment provisions of Subparagraph 5.1.1 will cause substantial inequity to the Owner or Construction Manager, the Construction Manager's Fee shall be equitably adjusted on the basis of the fee established for the original Work.

5.3.5 The Construction Manager has included 15 days of weather related delays within his project schedule as defined by Article II, Contract Time, of Amendment No. 1 to the Agreement. If the project experiences additional weather related delays beyond the defined amount of 15 days, the Construction Manager shall be entitled to a commensurate extension of time and reimbursement of costs associated with the delay including general conditions, overhead, profit, etc.

5.4 Damages. (Insert only if the Owner insists on a damage paragraph. Due to the negative impact damages inflict upon team building, administration of the project, loss of focus on original objectives, etc., we urge owners to delete damages and create incentives if they want to influence behavior. If they insist on damages, the following paragraphs should be utilized).

                                    ARTICLE 6

                     COST OF THE WORK FOR CONSTRUCTION PHASE

6.1 COSTS TO BE REIMBURSED

6.1.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6.

6.1.2 LABOR COSTS

     .1 Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

     .2 Wages or salaries of the Construction Manager's supervisory and administrative personnel when stationed at the site with the Owner's agreement, and employees stationed at the main or branch office directly involved in the support of the project.

          (If it is intended that the wages or salaries of certain personnel stationed at the Construction Manager's principal office or offices other than the site office shall be included in the Cost of the Work, such personnel shall be identified below.)

     .3 Wages and salaries of the Construction Manager's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

     .4 Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, training, drug testing, and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Clauses 6.1.2.1 through 6.1.2.3. Holidays and vacations are excluded from payroll taxes and fringe benefits and shall be billed directly to the project and considered reimbursable under the terms of this Agreement.

     .5 Wages, salaries, payroll taxes, insurance and fringe benefits, as defined in Paragraphs 6.1.1, 6.1.2, 6.1.3.and 6.1.4 above, shall be reimbursed in accordance with Appendix A, Personnel Reimbursement Schedule.

6.1.3 SUBCONTRACT COSTS

Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts.

6.1.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

     .1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

     .2 Costs of materials described in the preceding Clause 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work, or at the Owner's option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

     .1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

     .2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to fair market rates or shall be reimbursed in accordance with Appendix B, Equipment Reimbursement Schedule.

     .3   Costs of removal of debris from the site.

     .4 Reproductions costs, costs of telegrams, facsimile transmissions and long-distance telephone calls, postage and express delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

     .5 That portion of the reasonable travel and subsistence expenses of the Construction Manager's personnel incurred while traveling in discharge of duties connected with the Work.

6.1.6 MISCELLANEOUS COSTS

     .1 That portion directly attributable to this Contract of premiums for insurance and bonds. (If charges for self insurance are to be included, specify the basis of reimbursement.)

          SUBCONTRACTOR DEFAULT INSURANCE SHALL BE REIMBURSED AT THE FIXED RATE OF 1.25% OF THE TOTAL SUBCONTRACT AMOUNT.

          SUBCONTRACTOR GENERAL LIABILITY INSURANCE (Z-10) SHALL BE REIMBURSED AT 1.25% OF THE SUBCONTRACTED AMOUNT.

          LIABILITY INSURANCE PREMIUMS SHALL BE REIMBURSED AT THE FIXED RATE OF
          1.10 PERCENT (1.10%) OF THE GUARANTEED MAXIMUM PRICE.

     .2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.

     .3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.

     .4 Fees of testing laboratories for tests required by the Contract Documents, except those related to nonconforming Work other than that for which payment is permitted by Clause 6.1.8.2.

     .5 Royalties and license fees paid for the use of particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Construction Manager's Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph
          3.17.1 of AIA Document A201 or other provisions of the Contract

          Documents.

     .6 Costs related to the Work for safety, OSHA, EEO, and other regulatory reporting as well as project time, personnel and data records and reports shall be reimbursed at the fixed rate of $1200/month.

     .7 Deposits lost for causes other than the Construction Manager's negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.

     .8 Legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owner's written permission, which permission shall not be unreasonably withheld.

     .9 Expenses incurred in accordance with the Construction Manager's standard personnel policy for relocation and temporary living allowance of personnel required for the Work, in case it is necessary to relocate such personnel from distant locations.

6.1.7 OTHER COSTS

     .1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner;

6.1.8 EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Subparagraph 6.1.1 which are incurred by the Construction Manager:

     .1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of AIA Document A201.

     .2 In repairing or correcting damaged or nonconforming Work executed by the Construction Manager or the Construction Manager's Subcontractors Or suppliers, provided that such damaged or nonconforming Work was not caused by the intentional negligence or gross failure to fulfill a specific responsibility to the Owner set forth in the Agreement of the Construction Manager or the Construction Manager's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Construction Manager, or the gross failure of the Construction Manager's personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the cost of repair or correction is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers.

6.1.9 The costs described in Subparagraphs 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of AIA Document A201 or other Conditions of the Contract which may require the Construction Manger to pay such costs, unless such costs are excluded by the provisions of Paragraph 6.2.

6.2  COSTS NOT TO BE REIMBURSED

     .1 Salaries and other compensation of the Construction Manager's personnel stationed at the Construction Manager's principal office or offices other than the site office, except as specifically provided in Clauses 6.1.2.2, 6.1.2.3, 6.1.2.4 and 6.1.2.5.

     .2 Expenses of the Construction Manager's principal office and offices other than the site office except as specifically provided in Paragraph 6.1.

     .3 Overhead and general expenses, except as may be expressly included in Paragraph 6.1.

     .4 The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for die Work.

     .5 Rental costs of machinery and equipment, except as specifically provided in subparagraph 6.1.5.2.

     .6 Except as provided in Clause 6.1.8.2, costs due to the intentional negligence of the Construction Manager or the gross failure of the Construction Manager to fulfill a specific responsibility to the Owner set forth in this Agreement.

     .7 Costs incurred in the performance of Preconstruction Phase Services except as defined by Article 4.

     .8 Except as provided in Clause 6.1.7.1, any cost not specifically and expressly described in Paragraph 6.1.

     .9   Costs which would cause the Guaranteed Maximum Price to be exceeded.

6.3  DISCOUNTS, REBATES AND REFUNDS

6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefore from the Owner, or (2) the Owner has deposited funds with the Construction Manager With which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.

6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Subparagraph 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

6.4  ACCOUNTING RECORDS

6.4.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be in accordance with generally accepted accounting methods (GAAP). The Owner and the Owner's accountants shall be afforded access to the Construction Manager's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of three years after final payments, or for such longer period as may be required by law.

                                    ARTICLE 7

                               CONSTRUCTION PHASE

7.1  PROGRESS PAYMENTS

7.1.1 Based upon Applications for Payment submitted to the Owner by the Construction Manager, the Owner shall make progress payments on account of the contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

7.1.3 Provided an Application for Payment is received by the Owner not later than the first (1st) day of a month, the Owner shall make payment to the Construction Manager not later than the fourteenth (14th) day of the same month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than fourteenth
(14) days after the Owner receives the Application for Payment.

7.1.5 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner shall be used as a basis for reviewing the Construction
Manager's Applications for Payment.

7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which' has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

     .1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of AIA Document A201, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

     .2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

     .3 Add the Construction Manager's Fee, less retainage in accordance with PARAGRAPH 7.1.8. The Construction Manager's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Subparagraph 5.1.1 or, if the Construction Manager's fee is stated as a fixed sum in that Subparagraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

     .4   Subtract the aggregate of previous payments made by the Owner.

     .5 Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Subparagraph 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

     .6 Subtract amounts, if any, for which the Owner has withheld or nullified an Application of Payment as provided in Paragraph 9.5 of AIA Document A201.

7.1.8 Except with the Owner's prior approval, payments to Subcontractors and the Construction Manager shall be subject to the following retention terms:

     .1 Retention in the amount of Ten Percent (10%) shall be withheld from each Subcontractor Progress Payment until their portion of the Work is Fifty Percent (50%) complete. Once the Subcontractor's portion of the Work is Fifty Percent (50%) complete, should their work be on schedule and in compliance with the Contract Documents, no additional retention shall be withheld. Once each Subcontractor has completed their portion of the Work and their work has been accepted by the Owner, final retention on said Subcontractor may be released subject to Owner's approval. All remaining retention shall be released in accordance with Paragraph 7.2 of this Agreement.

     .2 Retention shall be withheld from the Construction Manager in accordance with the terms listed above for trade work performed by his own personnel. Retention shall not be withheld from the Construction Manager for payment of General Conditions, Fee, Purchase Order Agreements, allowances, taxes and direct pass through items; i.e.: bonds, insurance, permits, etc.

     .3 In lieu of retainage, the Construction Manager shall furnish certificates of deposit under the control of the Owner and the interest on such certificates shall accrue to the Construction Manager.

The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts.

7.1.9 Except with the Owner's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

7.1.10 In taking action on the Construction Manager's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparagraph 7.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Construction Manager has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

7.1.11 Thirty-five (35) days after Substantial Completion, any unpaid balance plus the remaining retention will be paid to the Construction Manager. Should minor items remain to be completed, the Construction Manager and the Owner or Architect shall list such items and the Construction Manager's written acceptance of such list shall constitute his unconditional promise to complete said items within a reasonable time thereafter. The Owner may retain a sum equal to one hundred fifty percent (150%) of the estimated cost of completing unfinished items on such list. Thereafter, Owner shall pay to the Construction Manager monthly the amount retained for incomplete items as each of said items is completed.

7.2  FINAL PAYMENT

7.2.1 Final payment shall be made by the Owner to the Construction Manager when
(1) the Contract has been fully performed by the Construction Manager except for the Construction Manager's responsibility to correct nonconforming Work, as provided in Subparagraph 12.2.2 of AIA Document A201, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work has been submitted by the Construction Manager and reviewed by the Owner's accountants; and (3) a final Application for Payment has then been issued by the Construction Manager; such final payment shall be made by the Owner not more than 30 days after the issuance of the Construction Manager's final Application for Payment, or as follows:

7.2.2 The amount of the final payment shall be calculated as follows:

     .1 Take the sum of the Cost of the Work substantiated by the Construction Manager's final accounting and the Construction Manager's Fee; but not more than the Guaranteed Maximum Price.

     .2 Subtract amounts, if any, for which the Owner withholds, in whole or in part, a final Application for Payment as provided in Subparagraph
          9.5.1 of AIA Document A201 or other provisions of the Contract Documents.

     .3   Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall reimburse the difference to the Owner.

7.2.3 The Owner's accountants will review and report in writing on the Construction Manager's final accounting within 30 days after delivery of the final accounting to the Owner by the Construction Manager. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Subparagraph 7.2.1 have been met, the Owner will, within seven days after receipt of the written report of the Owner's accountants, either issue payment to the Construction Manager, or notify the Construction Manager in writing of the Owner's reasons for withholding payment as provided in Subparagraph 9.5.1 of AIA Document A201. The time periods stated in this Paragraph 7.2 supersede those stated in Subparagraph 9.4.1 of AIA Document A201.

7.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Construction Manager's final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9. Unless agreed to otherwise, a demand for mediation or arbitration of the disputed amount shall be made by the Construction Manager within 60 days after the Construction Manager's receipt of a copy of the Owner's reason for withholding payment. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Construction Manage. Upon receipt of a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Construction Manager's final Application for Payment revised to reflect the final resolution.

7.2.5 If, subsequent to final payment and at the Owner's request, the Construction Manager incurs costs described in Paragraph 6.1 and not excluded by Paragraph 6.2 (1) to correct nonconforming Work, or (2) arising from the resolution of disputes, the Owner shall reimburse the Construction Manager such costs and the Construction Manager's fee, if any, related thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Construction Manager has participated in savings, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Construction Manager.

                                    ARTICLE 8

                               INSURANCE AND BONDS

8.1  INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER

During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Paragraph 11.1 of AIA Document A201-1997. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.1.1 Workers' Compensation and Employers' Liability meeting statutory limits mandated by State and Federal laws. If (1) limits in excess of those required by statute are to be provided or (2) the employer is not statutorily bound to obtain such insurance coverage or (3) additional coverages are required, additional coverages and limits for such insurance shall be as follows:

8.1.2 Commercial General Liability including coverage for Premises-Operations, Independent Contractors' Protective, Products-Completed Operations, Contractual Liability, Personal Injury, and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground hazards):

$1,000,000   Each Occurrence
$2,000,000   General Aggregate
$1,000,000   Personal and Advertising Injury
$2,000,000   Products-Completed Operations Aggregate

     .1 The policy shall be endorsed to have the General Aggregate apply to this Project only.

     .2 Products and Completed Operations insurance shall be maintained for the statute of repose for latent defects in construction of the state in which the project is located after either 90 days following Substantial completion or final payment, whichever is earlier.

     .3 The Contractual Liability insurance shall include coverage sufficient to meet the obligations in AIA Document A201-1997 under Paragraph 3.18.

     .4 The Owner shall be an additional insured during and the period of time required by 8.1.2.2 or until such additional insured protection is no longer commercially available, whichever is shorter, with the insurance maintained by the Contractor acting as primary coverage and any insurance maintained by the Owner shall be excess and non-contributory.

8.1.3 Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage:

$1,000,000   Each Accident

8.1.4 Umbrella/Excess Liability

$25,000,000   Each Occurrence
$25,000,000   General Aggregate
$25,000,000   Personal and Advertising Injury
$25,000,000   Products-Completed Operations Aggregate

8.1.5 Other coverage:

     "ALL-RISK" PROPERTY INSURANCE INCLUDING EARTHQUAKE, FLOOD, STORED MATERIALS AND MATERIAL IN TRANSIT, INCLUDING WAIVERS OF SUBROGATION, AS SET FORTH IN PARAGRAPH 11 OF AIA DOCUMENT 201-1997. EARTHQUAKE AND FLOOD INSURANCE MAY BE PROVIDED WITH LIMITS OF COVERAGE THAT ARE LESS THAN THE CONTRACT AMOUNT. IF THE PROJECT IS LOCATED IN FLOOD PRONE AREAS (AREAS LOCATED WITHIN THE 100 YEAR FLOOD PLAIN AS DESIGNATED BY THE U.S. ARMY CORPS OF ENGINEERS OR SIMILAR AGENCY) SUNDT'S POLICY WILL NOT PROVIDE FLOOD COVERAGE IN ANY AMOUNT. IN THE STATES OF ALASKA, ARKANSAS, CALIFORNIA, HAWAII OR WASHINGTON SUNDT'S POLICY WILL NOT PROVIDE EARTHQUAKE -COVERAGE IN ANY AMOUNT. IF OWNER WANTS HIGHER EARTHQUAKE AND FLOOD LIMITS THAN PROVIDED BY SUNDT'S POLICY OR COVERAGE FOR EXCLUDED EARTHQUAKE AND FLOOD, OWNER SHALL NOTIFY SUNDT IN WRITING OF THE COVERAGE REQUESTED AND SUNDT SHALL MAKE ITS BEST EFFORT TO PROVIDE SUCH COVERAGE AS A COST OF THE WORK. IF COVERAGE IS NOT COMMERCIALLY AVAILABLE, AFFORDABLE OR REQUESTED BY OWNER, OWNER SHALL RELEASE, DEFEND, HOLD HARMLESS AND INDEMNIFY SUNDT FROM ALL DAMAGES AND COSTS RESULTING FROM SUCH UNINSURED OR UNDER INSURED EARTHQUAKE, FLOOD OR WINDSTORM LOSSES. ALL DEDUCTIBLES AND COINSURANCE PENALTIES ARE TO BE PAID BY THE OWNER. THE OWNER AND ALL TIERS OF SUBCONTRACTORS SHALL BE INSUREDS UNDER SUNDT'S BUILDERS RISK COVERAGE.

(If Umbrella Liability coverage is required over the primary insurance or retention, insert the coverage limits. Commercial General Liability and Automobile Liability limits may be attained by individual policies or by a combination of primary policies and Umbrella and/or Liability policies.)

8.2  INSURANCE REQUIRED OF THE OWNER

During both phases of the Project, the Owner shall purchase and maintain liability insurance as set forth in Paragraphs 11.2 of AIA Document A201-1997.

(If not a blanket policy, list the objects to be insured.)

8.3  PERFORMANCE AND PAYMENT BOND

8.3.1 The Construction Manager shall not furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder. Bonds may be obtained through the Construction Manager's usual source and the cost thereof shall be included in the Cost of the Work. The amount of each bond shall be equal to ___ percent (___%) of the Contract Sum.

8.3.2 The Construction Manager shall deliver the required bonds to the Owner at least three days before the commencement of any Work at the Project site.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

9.1  DISPUTE RESOLUTION FOR THE PRECONSTRUCTION PHASE

9.1.1 Claims, disputes or other matters in question between the parties to this Agreement which arise prior to the commencement of the Construction Phase or which relate solely to the Preconstruction Phase services of the Construction Manager or to the Owner's obligations to the Construction Manager during the Preconstruction Phase, shall be resolved as follows:

THE PARTIES SHALL ENDEAVOR TO SETTLE THE DISPUTE FIRST THROUGH DIRECT NEGOTIATION OF THE PRINCIPALS AUTHORIZED TO RESOLVE SUCH CLAIMS, DISPUTES, OR OTHER MATTERS:

     OWNER'S PRINCIPAL: RICK MASON

     ARCHITECT'S PRINCIPAL: RICK SELLERS AND CHARLES CRAIN

     CONSTRUCTION MANAGER'S PRINCIPAL: MARTIN HEDLUND

9.1.2 IF DIRECT NEGOTIATION IS UNSUCCESSFUL, THE PARTIES SHALL ENDEAVOR TO SETTLE THE DISPUTE THROUGH MEDIATION. Any mediation conducted pursuant to this Paragraph 9.1 shall be held in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. Any demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen AND NEGOTIATION OF THE PRINCIPALS HAS FAILED TO RESOLVE THE ISSUE AS DESCRIBED IN PARA. 9.1.1. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.1.3 Any claim, dispute or other matter in question not resolved by mediation shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless parties mutually agree otherwise. NOTWITHSTANDING ANY CONSTRUCTION INDUSTRY ARBITRATION RULE CURRENTLY IN EFFECT, ANY ARBITRATOR SHALL HAVE NO POWER TO IGNORE ANY PROVISION OF THIS AGREEMENT, TO RETAIN ANY EXPERT, TO ORDER DISCOVERY, PRODUCTION OF RECORDS OR DOCUMENTS, ISSUE SUBPOENAS OR ORDER DEPOSITIONS OR RESPONSES TO INTERROGATORIES WITHOUT THE PRIOR WRITTEN CONSENT OF THE PARTIES.

9.1.4 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration may be made IF MEDIATION HAS FAILED TO RESOLVE THE DISPUTE and shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.1.6 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. In no event may any arbitrator award any party consequential or indirect damages.

9.2  DISPUTE RESOLUTION FOR THE CONSTRUCTION PHASE

9.2.1 Any other claim, dispute or other matter in question arising out of or related to this Agreement or breach thereof shall be settled in accordance with
Article 9 of this Agreement, except that in addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise. Any mediation arising under this Paragraph shall be conducted in accordance with the provisions of Subparagraphs 9.1.2 and 9.1.3

9.3  OTHER PROVISIONS

9.3.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in the 1997 Edition of AIA Document A201, General Conditions of the Contract for Construction.

9.3.2 EXTENT OF CONTRACT

This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

9.3.3 OWNERSHIP AND USE OF DOCUMENTS

The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Construction Manager, are for use solely with respect to this Project. They are not to be used by the Construction Manager, Subcontractors, Sub-subcontractors or suppliers on other projects, or for additions to this Project outside the scope of the Work, without the specific written consent of the Owner and Architect. The Construction Manager, Subcontractors, Sub-subcontractors and suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents.

9.3.4 GOVERNING LAW

The Contract shall be governed by the law of the place where the Project is located.

9.3.5 ASSIGNMENT

The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, the party shall nevertheless remain legally responsible for all obligations under the Contract. Notwithstanding the foregoing, in the event of a sale or transfer of a portion or all of the Project to a different Owner, such purchasers, transferees or assigns shall have no rights or remedies of any kind or nature against Construction Manager and all provisions of this Agreement inconsistent therewith are void and of no force and effect.

                                   ARTICLE 10

                            TERMINATION OR SUSPENSION

10.1 TERMINATION PRIOR TO ESTABLISHING GUARANTEED MAXIMUM PRICE

10.1.1 Prior to execution by both parties of Amendment No. 1 establishing the Guaranteed Maximum Price, the Owner may terminate this Contract at any time without cause, and the Construction Manager may terminate this Contract for any of the reasons described in Subparagraph 14.1.1 of AIA Document A201.

10.1.2 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 prior to commencement of the Construction Phase, the Construction Manager shall be equitably compensated for Preconstruction Phase services performed prior to receipt of notice of termination; provided, however, that the compensation of such services shall not exceed the compensation set forth in Subparagraph 4.1.1.

10.1.3 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 after commencement of the Construction Phase, the Construction Manager shall, in addition to the compensation provided in Subparagraph 10.1.2, be paid an amount calculated as follows:

     .1   Take the Cost of the Work incurred by the Construction Manager.

     .2 Add the Construction Manager's Fee computed upon the Cost of the work to the date of termination at the rate stated in Paragraph 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to the fixed-sum Fee as the Cost of Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

     .3 Subtract the aggregate of previous payments made by the Owner on account of the Construction Phase.

The Owner shall also pay the Construction Manager fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Construction Manager which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Clause 10.1.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Construction Manager shall, as a condition of receiving the payments referred to in this Article 10, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Construction Manager, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Construction Manager under such subcontracts or purchase orders.

Subcontracts, purchase orders and rental agreements entered into by the Construction Manager with the Owner's written approval prior to the execution of Amendment No. 1 shall contain provisions permitting assignment to the Owner as described above. If the Owner accepts such assignment, the Owner shall reimburse or indemnify the Construction Manager with respect to all costs arising under the subcontract, purchase order or rental agreement except those which would not have been reimbursable as Cost of the work if the contract had not been terminated. If the Owner elects not to accept the assignment of any subcontract, purchase order or rental agreement which would have constituted a Cost of the Work had this agreement not been terminated, the Construction Manager shall terminate such subcontract, purchase order or rental agreement and the Owner shall pay the Construction Manager the costs necessarily incurred by the Construction Manager by reason of such termination.

10.2 TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE

Subsequent to execution by both parties of Amendment No. 1, the Contract may be terminated as provided in Article 14 of AIA Document A201.

10.2.1 In the event of termination by the Owner for cause, the amount payable to the Construction Manager pursuant to Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would have been entitled to receive pursuant to Subparagraphs 10.1.2 and 10.1.3 of this Agreement.

10.2.2 In the event of termination by the Construction Manager or by the Owner for convenience, the amount to be paid to the Construction Manager under Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would be entitled to receive under Subparagraphs 10.1.2 or
10.1.3 above, except that the Construction Manager's Fee shall be calculated as if the Work had been fully completed by the Construction Manager, including a reasonable estimate of the Cost of the Work for Work not actually completed.

10.3 SUSPENSION

The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Subparagraph 14.3.2 of AIA Document A201 except that the term cost of performance of the Contract in that Subparagraph shall be understood to mean the Cost of the Work and the term profit shall be understood to mean the Construction Manager's Fee as described in Subparagraphs 5.1.1 and
5.3.4 of this Agreement.

and 5.3.4 of this Agreement.

                                   ARTICLE 11
                          OTHER CONDITIONS AND SERVICES

This Agreement entered into as of the day and year first written above.

OWNER                                   CONSTRUCTION MANAGER:


By: /s/ William B. Swirtz               By: /s/ Illegible
    ---------------------------------       ------------------------------------

Date: 6.22.04                           Date: June 18, 2004
Attest:                                 Attest: Illegible
        -----------------------------


APPROVED


/s/ RICK MASON                          6/22/04
-------------------------------------   DATE
INITIALS
RICK MASON
DIRECTOR OF CONSTRUCTION
APOLLO DEVELOPMENT CORP.

                                                          AIA DOCUMENT A201-1997

General Conditions of the Contract for Construction (April 2003)

TABLE OF ARTICLES

1.   GENERAL PROVISIONS

2.   OWNER

3.   CONTRACTOR

4.   ADMINSTRATION OF THE CONTRACT

5.   SUBCONTRACTORS

6.   CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7.   CHANGES IN THE WORK

8.   TIME

9.   PAYMENTS AND COMPLETION

10.  PROTECTION OF PERSONS AND PROPERTY

11.  INSURANCE AND BONDS

12.  UNCOVERING AND CORRECTION OF WORK

13.  MISCELLANEOUS PROVISIONS

14.  TERMINATION OR SUSPENSION OF THE CONTRACT

1997 EDITION
REVISION APRIL 2003

     CAUTION: You should use an original AIA document with the AIA logo printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced.

Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967,
1970, 1976, 1987, (C)1997 by The American Institute of Architects. Fifteenth Edition. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

ARTICLE 1 GENERAL PROVISIONS

     1.1  BASIC DEFINITIONS

     1.1.1 THE CONTRACT DOCUMENTS

     Precedence of the Contract Documents is as follows: The Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instruction to Bidders, sample forms, the Contractor's bid or portions of Addenda relating to bidding requirements.

     1.1.2 THE CONTRACT

     The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-Subcontractor,
     (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

     1.1.3 THE WORK

     The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

     1.1.4 THE PROJECT

     The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

     1.1.5 THE DRAWINGS

     The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

     1.1.6 THE SPECIFICATIONS

     The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

     1.1.7 THE PROJECT MANUAL

     The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

     1.2  CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

     1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

     1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of the Work to be performed by any trade.

     1.2.3 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     1.3  CAPITALIZATION

     1.3.1 Terms capitalized in these General Conditions include those which are
     (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs. Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

     1.4  INTERPRETATION

     1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

     1.5  EXECUTION OF CONTRACT DOCUMENTS

     1.5.1 The Contract Documents shall be signed by the Owner and Contractor. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

     1.5.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

     1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

     1.6.1 The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect and the Architect's consultants are Instruments of Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect's consultants, and unless otherwise indicated the Architect and the Architect's consultants shall be deemed the authors of them and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of Instruments of Service, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants, and copies thereof furnished to the Contractor are for use solely with respect to this Project. They are not be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' copyrights or other reserved rights.

ARTICLE 2 OWNER

     2.1  GENERAL

     2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. Except as otherwise provided in Subparagraph 4.2.1, the Architect does not have such authority. The term "Owner" means the Owner or the Owner's authorized representative.

     2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     2.2  INFORMATION AND SERVICES REQUIRED OF THE OWNER

     2.2.1 The Owner shall, at the written request of the Contractor, prior to commencement of the Work and thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

     2.2.1.1. To the extent applicable from time to time, Owner shall fully comply with California Civil Code Section 3110.5. If Owner is not in compliance, Construction Manager upon seven days written notice to Owner, may suspend work until such time as Owner fully complies with California Civil Code Section 3110.5. If Owner fails to fully comply within 15 days of receipt of Construction Manager's written notice, Construction Manager may upon seven days written notice to Owner, terminate the Contract and recover from Owner pursuant to Subparagraph 14.1.3.

     2.2.2 Except for permits and fees, including those required under Subparagraph 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

     2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

     2.2.4 Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor's performance of the Work under the Owner's control shall be furnished by the Owner after receipt from the Contractor of a written request for such information or services.

     2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

     2.3  OWNER'S RIGHT TO STOP THE WORK

     2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph
     12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

     2.4  OWNER'S RIGHT TO CARRY OUT THE WORK

     2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a three-day period. If the Contractor within such three-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner's expenses and compensation for the Architect's additional services made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3 CONTRACTOR

     3.1  GENERAL

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

     3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

     3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

     3.2  REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

     3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contractor shall carefully study and compare the various Drawings and other Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Subparagraph 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect as a request for information in such form as the Architect may require.

     3.2.2 Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Architect, but it is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.

     3.2.3 If the Contractor believes that additional cost or time is involved because of clarifications or instructions issued by the Architect in response to the Contractor's notices or requests for information pursuant to Subparagraphs 3.2.1 and 3.2.2, the Contractor shall make Claims as provided in Subparagraphs 4.3.6 and 4.3.7. If the Contractor fails to perform the obligations of Subparagraph 3.2.1 and 3.2.2, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. The Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents or for differences between field measurements or conditions and the Contract Documents unless the Contractor recognized such error, inconsistency, omission or difference and knowingly failed to report it to the Architect.

     3.3  SUPERVISION AND CONSTRUCTION PROCEDURES

     3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction, means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage.

     3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractor's.

     3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     3.4  LABOR AND MATERIALS

     3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor materials equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

     3.4.2 The Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order.

     3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

     3.5  WARRANTY

     3.5.1 The Contractor warrants to the 0wner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse modifications not executed by the Contractor, improper or insufficient maintenance, improper operation or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

     3.6  TAXES

     3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to

     3.7  PERMITS, FEES AND NOTICES

     3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

     3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities applicable to performance of the Work.

     3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws statutes ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

     3.7.4 If the Contractor performs Work knowing it to be contrary to laws, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

     3.8  ALLOWANCES

     3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

     3.8.2 Unless otherwise provided in the Contract Documents:

          .1 allowances shall cover the cost of the Contractor of materials and equipment delivered at the site, less applicable trade discounts.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

          .2 Contractor's costs for unloading and handling at the site, labor, installation costs, and other expenses contemplated for stated allowance amounts shall be included in the allowances;

          .3 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.1 and
               (2) changes in Contractor's costs under Clause 3.8.2.2,and an adjustment of fee in accordance with the Agreement.

     3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

     3.9  SUPERINTENDENT

     3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

     3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES

     3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

     3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

     3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

     3.11 DOCUMENTS AND SAMPLES AT THE SITE

     3.11.1 The Contractor sha11 maintain at the site for the Owner one record copy of the Drawings, Specifications Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

     3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

     3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

     3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

     3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

     3.12.4 Shop Drawing, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     3.12.5 The Contractor shall review for compliance with the Contract Documents, and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents may be returned by the Architect without action.

     3.12.6 By submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

     3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

     3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

     3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect's approval of a resubmission shall not apply to such revisions.

     3.12.10 The Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Subparagraph 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

     3.13 USE OF SITE

     3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with material or equipment.

     3.14 CUTTING AND PATCHING

     3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

     3.15 CLEANING UP

     3.15.1 The Contractor shall keep the premises and surrounding area free form accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

     3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

     3.16 ACCESS TO WORK

     3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

     3.17 ROYALTIES, PATENTS AND COPYRIGHTS

     3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and the Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

     3.18 INDEMNIFICATION

     3.18.1 To the fullest extent permitted by law and to the extent claims, damages, losses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Paragraph 11.3, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including, but not limited to attorneys' fees arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

     3.18.2 In claims against any person or entity indemnified under this Paragraph 3.18 by an employee of the Contractor a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Subparagraph 3.18.1 shall not be limited by a limitation on amount or type of damages compensation or benefits payable by or for the Contractor or a Subcontractor under workers' compensation acts disability benefit acts or other employee benefit acts.

ARTICLE 4 ADMINISTRATION OF THE CONTRACT

     4.1 ARCHITECT

     4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

     4.1.3 If the employment of the Architect is terminated, the Owner shall employ a new Architect against whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the former Architect.

     4.2 ARCHITECT'S ADMINISTRATION OF THE CONTRACT

     4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be an Owner's representative
     (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the one-year period for correction of Work described in Paragraph 12.2. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

     4.2.2 The Architect, as a representative of the Owner, will visit the site at intervals appropriate to the stage of the Contractor's operations (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents, except as provided in Subparagraph 3.3.1.

     4.2.3 The Architect will not be responsible for the Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

     4.2.4 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specifically authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

     4.2.5 Based on the Architect's evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

     4.2.6 The Architect will have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

     4 2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically' stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

     4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

     4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner, for the Owner's review and records, written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

     4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

     4.2.11 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

     4 2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

     4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

     4.3 CLAIMS AND DISPUTES

     4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

     4.3.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim whichever is later. Claims must be initiated by written notice to the Architect and the other party.

     4.3.3 Continuing Contract Performance. Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Subparagraph 9.7.1 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents, including 50% of the cost of the disputed Work pending resolution in accordance with the terms and processes defined in the "Dispute Resolution" articles of the Agreement with the Owner..

     4.3.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

     4.3.5 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.6.

     4.3.6 If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Paragraph 4.3.

     4.3.7 CLAIMS FOR ADDITIONAL TIME

     4.3.7.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

     4.3.7.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.

     4.3.8 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

     4.3.9 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor the applicable unit prices shall be equitably adjusted. '

     4.3.10 Claims for Consequential Damages. The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes:

          .1 damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such person; and

          .2 damages incurred by the Contractor for principal office expenses, including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

     This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Article 14. Nothing contained in this Subparagraph 4.3.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.

     4.4 RESOLUTION OF CLAIMS AND DISPUTES

     4.4.1 Resolution of claims and disputes shall be in accordance with the terms and processes defined in the "Dispute Resolution" articles of the Agreement with the Owner.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     4.5 MEDIATION

     4.5.1 MEDIATION SHALL BE IN ACCORDANCE WITH THE TERMS AND PROCESSES DEFINED IN THE "DISPUTE RESOLUTION" ARTICLES OF THE AGREEMENT WITH THE OWNER.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     4.6 ARBITRATION

     4.6.1 ARBITRATION SHALL BE IN ACCORDANCE WITH THE TERMS AND PROCESSED DEFINED IN THE "DISPUTE RESOLUTION" ARTICLES OF THE AGREEMENT WITH THE OWNER.

ARTICLE 5 SUBCONTRACTORS

     5.1 DEFINITIONS

     5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

     5.1.2 A Sub-Subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

     5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

     5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

     5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

     5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.

     5.3 SUBCONTRACTUAL RELATIONS

     5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities including the responsibility for safety of the Subcontractor's Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

     5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS

     5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

          .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing; and

          .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

     5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted for increases in cost resulting from the suspension.

ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

     6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

     6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Paragraph 4.3.

     6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

     6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

     6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

     6.2 MUTUAL RESPONSIBILITY

     6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

     6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

     6.2.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

     6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

     6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Subparagraph 3.14.

     6.3 OWNER'S RIGHT TO CLEAN UP

     6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

ARTICLE 7 CHANGES IN THE WORK

     7.1 GENERAL

     7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

     7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

     7.2 CHANGE ORDERS

     7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

          .1   change in the Work;

          .2   the amount of the adjustment, if any in the Contract Sum; and

          .3   the extent of the adjustment, if any, in the Contract Time.

     7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

     7.3 CONSTRUCTION CHANGE DIRECTIVES

     7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions o other revisions, the Contract Sum and Contract time being adjusted accordingly.

     7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

     7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

          .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

          .2 unit prices stated in the Contract Documents or subsequently agreed upon;

          .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

          .4   as provided in Subparagraph 7.3.6.

     7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

     7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

     7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

          .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;

          .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

          .3 rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

          .4 costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

          .5 additional costs of supervision and field office personnel directly attributable to the change.

     7.3.7 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

     7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties' agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Architect will make an interim determination for purposes of monthly certification for payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a claim in accordance with Article 4.

     7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

     7.4 MINOR CHANGES IN THE WORK

     7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8 TIME

     8.1 DEFINITIONS

     8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

     8.1.2 The date of commencement of the Work is the date established in the Agreement.

     8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

     8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

     8.2 PROGRESS AND COMPLETION

     8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

     8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by
     Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Contract Documents or a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

     8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     8.2.4 If the Owner requires or causes the Contractor to accelerate the Schedule of the Work or to change the sequence in which the Work shall be performed, and such acceleration or change requires the Contractor to incorporate materials or equipment in the Work before measures can be undertaken by the Contractor to protect such Work, the Contractor shall give prompt written notice of such to the Owner. Thereafter, should the Owner direct the Contractor to proceed in the absence of appropriate measures to protect the Work, the Owner (1) waives claims for any damages resulting therefrom, and (2) shall defend, indemnify and hold harmless the Contractor, its Subcontractors and Sub-subcontractors and the agents, officers, directors and employees of each of them, from and against any and all direct claims, damages, losses, costs and expenses, including but not limited to attorneys' fees, losses, costs and expenses incurred in connection with any testing, remediation, and dispute resolution process, arising out of or relating to the Owner's acceleration of the Schedule of the Work or change in the sequence of the Work.

     8.3  DELAYS AND EXTENSIONS OF TIME

     8.3.1 If the Contractor is delayed at a time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending mediation and arbitration, or by other causes then the Contract Time shall be extended by Change Order for such reasonable time as the Architect, Owner and Contractor may determine.

     8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

     8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9 PAYMENTS AND COMPLETION

     9.1  CONTRACT SUM

     9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

     9.2  SCHEDULE OF VALUES

     9.2.1 Before the first Application for Payments, the Contractor shall submit to the Owner a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor's Applications for Payment.

     9.3  APPLICATIONS FOR PAYMENT (REFER TO OWNER'S AGREEMENT)

     9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Owner an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner may require.

     9.3.1.1 As provided in Subparagraph 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.

     9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Contractor does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

     9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

     9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates of Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

     9.4  CERTIFICATES FOR PAYMENT (REFER TO OWNER'S AGREEMENT)

     9.4.1 The Owner will, within seven days after receipt of the Contractor's Application for Payment, either issue payment, or notify the Contractor in writing of the Owner's reasons for Withholding payment in whole or in part as provided in Subparagraph 9.5.1.

     9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

     9.5  DECISIONS TO WITHHOLD CERTIFICATION (REFER TO OWNER'S AGREEMENT)

     9.5.1 The Owner may withhold payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Owner's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Owner is unable to certify payment in the amount of the Application, the Owner will notify the Contractor as provided in Subparagraph 9.4.1. If the Contractor and Owner cannot agree on a revised amount, the Owner will promptly issue payment for the amount for which the Owner is able to make such representations. The Owner may also withhold payment or, because of subsequently discovered evidence, may nullify the whole or a part of an application for Payment previously issued, to such extent as may be necessary in the Owner's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Subparagraph 3.3.2, because of

          .1   defective Work not remedied;

          .2 third party claims filed or reasonable evidence indicating probably filing of such claims unless security acceptable to the Owner is provided by the Contractor;

          .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

          .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

          .5   damage to the Owner or another contractor;

          .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

          .7 persistent failure to carry out the Work in accordance with the Contract Documents.

     9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

     9.6  PROGRESS PAYMENTS (REFER TO OWNER'S AGREEMENT)

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     9.6.1 The Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

     9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

     9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Owner on account of portions of the Work done by such Subcontractor.

     9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see the payment of money to a Subcontractor except as may otherwise be required by law.

     9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraph 9.6.2, 9.6.3 and 9.6.4.

     9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents

     9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

     9.7  FAILURE OF PAYMENT

     9.7.1 If the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified in the Application for Payment or awarded by arbitration, then the Contractor may, upon seven additional days' written notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

     9.8  SUBSTANTIAL COMPLETION

     9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

     9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

     9.8.3 Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

     9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

     9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

     9.8.6 UPON OCCUPANCY OF THE WORK, THE OWNER SHALL ASSUME SOLE RESPONSIBILITY TO OPERATE AND MAINTAIN THE WORK PROPERLY, AND WAIVES ANY CLAIMS BY THE OWNER AGAINST THE CONTRACTOR, ITS SUBCONTRACTORS AND SUB-SUBCONTRACTORS AND THE AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES OF EACH OF THEM, FOR ANY DAMAGES RESULTING FROM IMPROPER OPERATION AND MAINTENANCE, INCLUDING BUT NOT LIMITED TO DAMAGES ARISING FROM MOLD AND OTHER MICROBIAL CONDITIONS.

     9.9 PARTIAL OCCUPANCY OR USE

     9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Clause 11.4.1.5 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

     9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

     9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

     9.10 FINAL COMPLETION AND FINAL PAYMENT (REFER TO OWNER'S AGREEMENT)

     9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the OWNER will promptly make such inspection and, when the OWNER finds the Work acceptable under the Contract Documents and the Contract fully performed, the OWNER will promptly REVIEW a final APPLICATION for Payment stating that to the best of the OWNER'S knowledge, information and belief, and on the basis of the OWNER'S on-site visits and inspections the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final APPLICATION is due and payable. The CONTRACTOR'S final APPLICATION for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

     9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the OWNER (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

     9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Contractor, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the OWNER prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

     9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

          .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

          .2 failure of the Work to comply with the requirements of the Contract Documents; or

          .3   terms of special warranties required by the Contract Documents.

     9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY

     10.1 SAFETY PRECAUTIONS AND PROGRAMS

     10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

     10.2 SAFETY OF PERSONS AND PROPERTY

     10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

          .1 employees on the Work and other persons who may be affected thereby;

          .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and

          .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

     10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

     10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

     10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

     10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

     10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

     10.3 HAZARDOUS MATERIALS

     10.3.1 If reasonable precautions will be inadequate to prevent CONTAMINATION OF THE WORK OR foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to MOLD, MILDEW, FUNGI OR OTHER SIMILAR MICROBIAL CONDITIONS, asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

     10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, the Work in the affected area shall resume upon written agreement of the Owner and Contractor. The Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7.

     10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance CONTAMINATES THE WORK OR presents the risk of bodily injury or death as described in Subparagraph 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) INCLUDING BUT NOT LIMITED TO THE EXISTENCE, DEVELOPMENT OR GROWTH OF MOLD, MILDEW, FUNGI OR OTHER MICROBIAL CONDITIONS and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity.

     10.4 The Owner shall not be responsible under Paragraph 10.3 for materials and substances brought to the site by the Contractor unless such materials or substances were required by the Contract Documents.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     10.5 If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

     10.6 EMERGENCIES

     10.6.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor or account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

ARTICLE 11 INSURANCE AND BONDS

     11.1 CONTRACTOR'S LIABILITY INSURANCE

     11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

          .1 claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

          .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;

          .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;

          .4 claims for damages insured by usual personal injury liability coverage;

          .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property including loss of use resulting therefrom;

          .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

          .7 claims for bodily injury or property damage arising out of completed operations; and

          .8 claims involving contractual liability insurance applicable to the Contractor's obligations under Paragraph 3.18.

     11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment. OWNER AND OTHERS REQUIRED BY WRITTEN CONTRACT SHALL BE ADDITIONAL INSUREDS ON A PRIMARY AND NON CONTRIBUTORY BASIS ON CONTRACTOR'S COMMERCIAL GENERAL LIABILITY COVERAGE WHICH SHALL ALSO INCLUDE A WAIVER OF SUBROGATION IN FAVOR OF THE ADDITIONAL INSUREDS.

     11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     11.1.4 CONTRACTOR SHALL USE ITS SUBCONTRACTOR GENERAL LIABILITY ROLLING WRAP-UP INSURANCE PROGRAM, Z-10, WHICH PROVIDES ADDITIONAL INSURED INCLUDING COMPLETED OPERATIONS COVERAGE, PRIMARY AND NON CONTRIBUTORY AND AGGREGATE PER PROJECT ENDORSEMENTS IN FAVOR OF THE OWNER AND CONTRACTOR. THE LIMITS OF LIABILITY SHALL BE $10,000,000 EACH OCCURRENCE, $10,000,000 GENERAL AGGREGATE AND $10,000,000 PRODUCTS COMPLETED OPERATIONS AGGREGATE. COMPLETED OPERATIONS COVERAGE SHALL BE FOR A PERIOD OF 10 YEARS FOLLOWING SUBSTANTIAL COMPLETION. THE COST OF THE Z-10 INSURANCE SHALL BE BILLED AS A COST OF THE WORK.

     11.2 OWNER'S LIABILITY INSURANCE

     11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

     11.3 PROPERTY INSURANCE

     11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder's risk "all-risk" or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.4 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

     11.3.1.1 Property insurance shall be on an "all risk" or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, WATER DAMAGE, STORED MATERIAL, MATERIAL IN TRANSIT, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's and Contractor's services and expenses required as a result of such insured loss.

     11.3.1.2 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     11.3.1.3 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

     11.3.1.4 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

     11.3.2 BOILER AND MACHINERY INSURANCE. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insured.

     11.3.3 LOSS OF USE OF INSURANCE. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

     11.3.4 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

     11.3.5 Before an exposure to loss may occur, CONTRACTOR shall file with the OWNER a CERTIFICATE OF INSURANCE that includes insurance coverages required by this Paragraph 11.4. Each CERTIFICATE shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days' prior written notice has been given to the OWNER.

     11.3.6 WAIVERS OF SUBROGATION. The Owner and Contractor waive all rights against (1) each other and any of then subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Paragraph 11.4, or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

     11.3.7 A loss insured under CONTRACTOR'S property insurance shall be adjusted by the CONTRACTOR and made payable to the Owner and Contractor for the benefit of the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph
     11.4.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

     11.3.8 If required in writing by a party in interest, the Owner and Contractor shall upon occurrence of an insured loss, give bond for proper performance of the Owner's and Contractor's duties. The cost of required bonds shall be charged against proceeds received. The Owner and Contractor shall deposit in a separate account proceeds so received, which the Owner and Contractor shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.6. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, and to the extent funds are available replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with
     Article 7.

     11.3.9 The Owner-Contractor shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's Contractor's exercise of this power; if such objection is made, the dispute shall be resolved as provided in Paragraphs 4.5 and 4.6. The Owner-Contractor shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators. If distribution of insurance proceeds by arbitration is required the arbitrators will direct such distribution.

     11.3.10 Owner agrees to release, defend, hold harmless and indemnify Contractor from all damages and costs including deductible expense which
     (1) arise from terrorist attacks, domestic or foreign, and (2) to the extent set forth in Subparagraph 10.3.3 material or substance, including mold, mildew, fungi or other microbial conditions, whether or not such loss, damage or costs are covered by any insurance maintained or purchased by Owner or Contractor Such damages and costs shall include but are not limited to: the Work itself, architect's fees, loss resulting from laws or ordinances, pollution clean up expenses, "soft costs", and delay in opening expenses. Owner agrees that Contractor shall not be obligated to continue performance or complete the project or the Work until funds sufficient to cover the cost of repair or replacement of the Work damaged by perils, insured or not, are placed in escrow and available for the benefit of and to pay, Contractor and it's subcontractors, and their suppliers for all costs incurred in their repair, replacement and completion of the Work. The placement of such funds in escrow and the execution of a contract Change Order mutually acceptable to Contractor and Owner adjusting the Contract Sum and Contract Time shall be an express condition precedent to Contractor's obligation to repair, replace or complete the Work.

     11.4 PERFORMANCE BOND AND PAYMENT BOND

     11.4.1 The 0wner Shall have right to require to Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

     11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12 UNCOVERING AND CORRECTION OF WORK

     12.1 UNCOVERING OF WORK

     12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in fee Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's examination and be replaced at the Contractor's expense without change in the Contract Time.

     12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order be at the Owner's expense. If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor's expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     12.2 CORRECTION OF WORK

     12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION

     12.2.1.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense.

     12.2.2 AFTER SUBSTANTIAL COMPLETION

     12.2.2.1 In addition to the Contractor's obligations under Paragraph 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Paragraph 2.4.

     12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

     12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Paragraph 12.2.

     12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

     12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

     12.2.5 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in Subparagraph
     12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

     12.3 ACCEPTANCE OF NONCOMFORMING WORK

     12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13 MISCELLANEOUS PROVISIONS

     13.1 GOVERNING LAW

     13.1.1 The Contract shall be governed by the law of the place where the Project is located.

     13.2 SUCCESSORS AND ASSIGNS

     13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Subparagraph 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

     13.2.2 The Owner may, without consent of the Contractor, assign the Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner's rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

     13.3 WRITTEN NOTICE

     13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

     13.4 RIGHTS AND REMEDIES

     13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

     13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

     13.5 TESTS AND INSPECTIONS

     13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

     13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs except as provided in Subparagraph 13.5.3, shall be at the Owner's expense.

     13.5.3 If such procedures for testing, inspection or approval under Subparagraph 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established-by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses shall be at the Contractor's expense.

     13.5.4 Required certificates of testing, inspections or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

     13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

     13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

     13.6 INTEREST

     13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

     13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

     13.7.1 As between the Owner and Contractor:

          .1 BEFORE SUBSTANTIAL COMPLETION. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

          .2 BETWEEN SUBSTANTIAL COMPLETION AND FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to ran and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate of Payment; and

          .3 AFTER FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any Warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT

     14.1 TERMINATION BY THE CONTRACTOR

     14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:

          .1 issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

          .2 an act of government, such as a declaration of national emergency which requires all Work to be stopped;

          .3 because the Owner has not made payment within the time stated in the Contract Documents; AND HAS NOT NOTIFIED THE CONTRACTOR OF THE REASON FOR WITHHOLDING PAYMENT AS PROVIDED IN SUBPARAGRAPH
               9.4.1 OR

          .4 the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

     14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor, or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

     14.1.3 If one of the reasons described in Subparagraph 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery including ALL overhead, profit and damages.

     14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.3.

     14.2 TERMINATION BY THE OWNER FOR CAUSE

     14.2.1 The Owner may terminate the Contract if the Contractor:

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

          .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

          .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

          .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

          .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

     14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

          .1 take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

          .2   accept assignment of subcontracts pursuant to Paragraph 5.4; and

          .3 finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

     14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

     14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

     14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

     14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

     14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Subparagraph 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:

          .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

          .2 that an equitable adjustment is made or denied under another provision of the Contract.

     14.4 TERMINATION BY THE OWNER FOR CONVENIENCE

     14.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

     14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Contractor shall:

          .1   cease operations as directed by the Owner in the notice;

          .2 take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

          .3 except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

     14.4.3 In case of such termination for the Owner's convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with overhead and profit on the Work not executed.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

                                  (SUNDT LOGO)

                                      SUNDT
                               CONSTRUCTION, INC.

December 13,2005

Mr. Rick Mason
Apollo Development
4615 East Elwood
Phoenix, Arizona 85040

RE: RIVERPOINT CENTER (FORMERLY UNIVERSITY OF PHOENIX ONLINE CAMPUS AT RIVERPOINT) BUILDING & TENANT IMPROVEMENT GUARANTEED MAXIMUM PRICE AMENDMENT #2

Dear Rick,

It is our pleasure to present to you our Guaranteed Maximum Price proposal in the incremental amount of $28,448,880 for the Building & Tenant Improvement scope of work for the Riverpoint Center. Together with Amendment #1, Amendment #2 now completes the scope of work for Riverpoint Center based on the documents received thus far. The total project GMP is now a combined $107,669,619.

This proposal is based upon the following items:

     I.   GMP Summary (CSI Budget Reconciliation)

     II.  GMP Scope Assumptions and Clarifications

     III. List of Documents

     IV.  Project Schedule

     V.   Allowance Items

We thank you for your kind consideration and assure you we will do everything possible to make this a successful project.

Respectfully Submitted,

SUNDT CONSTRUCTION, INC.


/s/ Martin Hedlund
-------------------------------------
Martin Hedlund PE, CPC
Project Director

                           We Make Projects Work.(sm)

  1501 W.FOUNTAINHEAD PARKWAY - SUITE 600 - TEMPE, AZ (85282) - (480)293.3000 -
                        FAX (480)293.3079 - WWW.SUNDT.COM

           DALLAS - NOVATO - PHOENIX - SACRAMENTO - SAN DIEGO - TUCSON

CONTRACTOR   AZ: ROC068012-A    ROC068014-L-09 ROC078799-L-37 ROC076101-L-11
LICENSES         ROC068013-B-01 ROC078088-L-04 ROC076561-L-39 ROC067653-B
             CA: 453175-A, B, C-8, C-10 418833-A-B 511371-A-B
             NV: 22067-A-B

                          AMENDMENT NO. 2 TO AGREEMENT
                     BETWEEN OWNER AND CONSTRUCTION MANAGER

Pursuant to Paragraph 2.2. of the Agreement, dated June 18, 2004 between Apollo Development Corporation (Owner) and Sundt Construction, Inc. (Construction Manager), for the Site Work and Structure of Riverpoint Center, formerly known as the University of Phoenix Online Campus at Riverpoint (the Project), the Owner and Construction Manager establish a Guaranteed Maximum Price and Contract Time for the Work as set forth below.

                                    ARTICLE 1
                            GUARANTEED MAXIMUM PRICE

The Construction Manager's Guaranteed Maximum Price for the Work, including the estimated Cost of the Work as defined in Article 6 and the Construction Manager's Fee as defined in Article 5, is Dollars ($28,448,880).

This Price is for the performance of the Work in accordance with the Contract Documents listed and attached to this Amendment and marked Exhibits A through G as follows:

Exhibit A   GMP Summary (CSI Budget Reconciliation) on which the Guaranteed
            Maximum Price is based, pages one through seven, dated December 13, 2005.

Exhibit B   Assumptions and clarifications made in preparing the Guaranteed
            Maximum Price, dated December 13, 2005.

Exhibit C   Drawings, Specifications, addenda and General, Supplementary and other Conditions of the Contract on which the Guaranteed Maximum
            Price is based, dated December 13, 2005.

Exhibit D   Master project schedule.

Exhibit E   Alternate prices (not applicable).

Exhibit F   Unit prices (not applicable).

Exhibit G   Allowance items, page 1 dated December 13, 2005.

                                                                APPROVED

                                                         [Illegible]   12/22/05
                                                          INITIALS       DATE
                                                               RICK MASON
                                                        DIRECTOR OF CONSTRUCTION
                                                        APOLLO DEVELOPMENT CORP.

                                   ARTICLE II
                                  CONTRACT TIME

The date of Substantial Completion established by this Amendment is June 11, 2007.

OWNER:                                  CONSTRUCTION MANAGER:


By: /s/ William B. Swirtz               By: /s/ David S. Crawford
    ---------------------------------       ------------------------------------
Date:                                   Date: 12/13/05
      -------------------------------
Attest:                                 Attest: Illegible
        -----------------------------

GMP Amendment #2

PROJECT:      Riverpoint Center                      CHANGE ORDER NO.:   TWO (2)
              4025 S. Riverpoint Parkway
              Phoenix, AZ 85040                      DATE:               December 13, 2005

                                                     ORDER NO:

CONTRACTOR:   SUNDT CONSTRUCTION. INC.               CONTRACT DATE:      6/18/2004
              1501 W. Fountainhead Pkwy, Suite 600
              Tempe, AZ 85282                        CONTRACT FOR:       Building & Tenant Improvements
                                                                         Riverpoint Center
                                                                         JOB NO.: 120571

THE CONTRACT (Form AIA A121/CMC-1991) BETWEEN APOLLO DEVELOPMENT CORPORATION AND SUNDT CONSTRUCTION, INC. DATED JUNE 18, 2004 IS HEREBY AMENDED AS FOLLOWS:

   BUILDING AND TENANT IMPROVEMENT GMP PER GMP AMENDMENT NO. 2 DATED 12/09/05
   INCLUDING TERMS & CLARIFICATIONS CONTAINED THEREIN:                          $ 28,448,880.00

   THE SUBSTANTIAL COMPLETION DATE IS BASED ON THE GRADING AND DRAINAGE
   PERMIT RECEIVED ON 10/21/05, THE BUILDING PERMIT RECEIVED ON 11/15/05 AND
   THE NOTICE TO PROCEED LETTER DATED 6/1/05 AND APPROVED ON 6/15/05.

TOTAL CONTRACT CHANGE ORDER                                                     $ 28,448,880.00
THE ORIGINAL GUARANTEED MAXIMUM PRICE WAS                                       $          0 00
NET CHANGE OF PREVIOUS AUTHORIZED CHANGE ORDERS                                 $ 79,220,739.00
THE GUARANTEED MAXIMUM PRICE PRIOR TO THIS CHANGE ORDER WAS                     $ 79,220,739.00
THE GUARANTEED MAXIMUM PRICE WILL BE INCREASED BY THIS CHANGE ORDER IN
   THE AMOUNT OF                                                                  28,448,880.00
THE NEW GUARANTEED MAXIMUM PRICE INCLUDING THIS CHANGE ORDER WILL BE            $107,669,619.00

THE DATE OF SUBSTANTIAL COMPLETION OF THE PROJECT AS OF THIS CHANGE ORDER IS JUNE 11, 2007.

OWNER
APOLLO DEVELOPMENT CORPORATION
4615 EAST ELWOOD
PHOENIX, AZ 85040


By: /s/ William B. Swirtz
    ---------------------------------
    William B. Swirtz
DATE:
      -------------------------------

CONTRACTOR:
SUNDT CONSTRUCTION, INC.
P.O. BOX 20687
PHOENIX, ARIZONA 85036

                                                                APPROVED
By: /s/ David S. Crawford
    ---------------------------------                    [Illegible]   12/22/05
    David S. Crawford                                     INITIALS       DATE
                                                               RICK MASON
Date: 12/13/05                                          DIRECTOR OF CONSTRUCTION
                                                        APOLLO DEVELOPMENT CORP.

DISTRIBUTION: OWNER                CONTRACTOR                              FIELD